                                                                       EXHIBIT I

                                                                  EXECUTION COPY


                                 AMENDMENT NO. 1

                  Reference is made to the Subscription Agreement dated as of October 24, 2001 (the "Agreement") by and between Arch Capital Group Ltd., a company organized under the laws of Bermuda (the "Company"), and Warburg Pincus Private Equity VIII, L.P., Warburg Pincus International Partners, L.P., Warburg Pincus Netherlands International Partners I, C.V., Warburg Pincus Netherlands International Partners II, C.V. (the "Original Warburg Signatories"), and HFCP IV (Bermuda), L.P. (the "Original H&F Signatory"). Capitalized terms used without definition herein have the meanings given to them in the Agreement.

                  This amendment ("Amendment") to the Agreement is made as of November 20, 2001, among the Original Warburg Signatories, Warburg, the Original H&F Signatory, H&F, the Management Purchasers, Trident, GE and Farallon.

                  WHEREAS, the Original Warburg Signatories have assigned their rights and obligations under the Subscription Agreement with respect to the purchase of a portion of the Securities thereunder to the Warburg entities listed in Schedule 1 hereto (such Warburg assignees, together with Warburg Pincus Netherlands International Partners I, C.V. and Warburg Pincus Netherlands International Partners II, C.V., being referred to herein as "Warburg");

                  WHEREAS, the Original H&F Signatory has assigned its rights and obligations under the Subscription Agreement with respect to the purchase of a portion of the Securities thereunder to the H&F entities listed in Schedule 2 hereto (such H&F assignees, together with the Original H&F Signatory, being referred to herein as "H&F")

                  WHEREAS, the Company and the purchasers named therein (the "Management Purchasers") have entered into a Management Subscription Agreement, dated as of October 24, 2001 (the "Management Subscription Agreement"), pursuant to the terms of which, among other things, the Company shall issue and sell to the Management Purchasers, and the Management Purchasers shall acquire from the Company, certain Securities;

                  WHEREAS, the Company, the Original Warburg Signatories, the Original H&F Signatory and Trident have entered into a letter agreement, dated as of November 8, 2001 (the "Trident Assignment Agreement") pursuant to the terms of which, among other things, the Original Warburg Signatories assigned to Trident their right, and Trident assumed from the Original Warburg Signatories their obligation, under the Subscription Agreement to purchase certain Securities;

                  WHEREAS, the Company, the Original Warburg Signatories and the Original H&F Signatory have entered into letter agreements, dated as of November 20, 2001, with Orbital Holdings, Ltd. and Insurance Private Equity Investors, L.L.C. (collectively, the "GE Assignment Agreement"), pursuant to the terms of which, among other things, the Original

Warburg Signatories assigned to GE their right, and GE assumed from the Original Warburg Signatories their obligation, under the Subscription Agreement to purchase certain Securities;

                  WHEREAS, the Company, the Original Warburg Signatories, the Original H&F Signatory and Farallon have entered into a letter agreement, dated as of November 20, 2001 (the "Farallon Assignment Agreement"), pursuant to the terms of which, among other things, the Original H&F Signatory assigned to Farallon its right, and Farallon assumed from the Original H&F Signatory its obligation, under the Subscription Agreement to purchase certain Securities;

                  WHEREAS, the parties hereto desire to acknowledge and reflect certain amendments to the Subscription Agreement and certain Exhibits thereto.

                  For good and valid consideration, the receipt of which is hereby acknowledged, the Company and each of the Purchasers agree as follows:

amendmentS to subscription agreement

         1. The legend set forth in Section D.1.(d) of the Agreement is amended and restated as follows:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, OFFERED OR SOLD EXCEPT (A) IN COMPLIANCE WITH THE PROVISIONS OF A CERTAIN SUBSCRIPTION AGREEMENT AND A CERTAIN SHAREHOLDERS AGREEMENT AND (B) PURSUANT TO (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER. ANY SALE PURSUANT TO CLAUSE (B)(2) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF WACHTELL, LIPTON, ROSEN & KATZ, OR SUCH OTHER COUNSEL AS IS REASONABLY SATISFACTORY TO ARCH CAPITAL GROUP LTD., TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH SALE."

         2. The representations and warranties made by the Company in the Agreement shall be deemed made also as of the Closing Date (except that representations and warranties made as of another date shall be true and accurate as of such other date).

         3. The definitions of "Estimated Per Share Price" and "Per Share Price" in Schedule A are amended to substitute "as of the close of business on the third business day preceding the Closing Date" for "as of the business day immediately preceding the Closing Date". It is understood that for purposes of the Mark to Market Procedures, and any adjustments based on those procedures, the close of business on the third business day preceding the Closing Date should be used (including, without limitation, for purposes of Section B.1(a) and B.1(c)(iii) of the Agreement) rather than the day prior to the Closing Date, or the Closing Date.

         4. (a) The parties hereto acknowledge and agree that the Company has not liquidated its investment portfolio prior to Closing in accordance with the first sentence of Section D.4(e). From and after Closing, and prior to the time of the audit adjustment contemplated by Section B.1 (the "Audit Adjustment"), the Company will sell the portion of its investment portfolio not theretofore sold which is listed in Schedule 3 hereto. With respect to such sales from and after Closing and prior to the audit adjustment, in calculating the Per Share Price, the actual prices realized upon the sale of such securities shall be used in the Mark to Market Procedures, in lieu of the estimated fair value of such securities as of the close of business on the third business day immediately preceding the Closing Date.

                  (b) The parties hereto acknowledge that for purposes of calculating the Estimated Per Share Price, the Mark to Market Procedures were performed using closing sales prices instead of closing bid prices and that to adjust for such variance a "Bid/Ask Spread Adjustment" was included in the Mark to Market Procedures as set forth in Schedule 4(A) hereto. Such adjustment is hereby deemed to modify the Mark to Market Procedures set forth in Schedule A to the Agreement. For purposes of the Audit Adjustment, and subject to clause (a) of this Section 4, the Mark to Market Procedures shall also use closing sales prices (instead of closing bid prices) and such "Bid/Ask Spread Adjustment" shall be applied, on the same percentage basis, by the Pricing Service in performing the Audit Adjustment under Section B.1(a), it being understood that the Purchasers have not accepted the closing sales prices underlying in Schedule 4(A) as binding, and the Pricing Service shall, among other things, verify such prices in the Audit Adjustment.

                  (c) The parties acknowledge the Schedule 4(B) hereto sets forth the number of Preference Shares and Class A Warrants to be issued to each Purchaser at Closing based on the Estimated Per Share Purchase Price.

         5. The Company acknowledges that it will arrange for the listing of the Common Shares issuable upon conversion or exercise of the Preference Shares and Warrants on the Nasdaq Stock Market, to the extent not so listed (it being understood that, prior to the Requisite Shareholder Approval, the Company shall not be obligated to list more Common Shares than it is then permitted to issue under applicable Nasdaq rules).

         6. The parties hereto acknowledge that (a) in the event that Section
E.3 becomes applicable, and the Purchasers are entitled to preference shares and warrants of Newco bearing "identical rights and privileges", such securities shall not include the voting limitations imposed under Sections (f)(3)(B) or (C) of the Certificate for Preference Shares pending Requisite Shareholder Approval or Requisite Regulatory Approval to the extent such approvals are not required for the issuance or acquisition of Newco securities and (b) from and after the Closing the reference to "original signatories" in Section E.6 shall mean Warburg and H&F as defined herein.

         7. Schedule A of the Agreement is amended to add the following:

         "Farallon" shall mean Farallon Capital Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., and RR Capital Partners, L.P. collectively, with each individually being a "Farallon Purchaser".

         "GE" shall mean Orbital Holdings, Ltd. and Insurance Private Equity Investors, L.L.C., collectively, with each individually being a "GE Purchaser"

         "Requisite Regulatory Approval" has the meaning given to such term in the Certificate.

         "Requisite Shareholder Approval" has the meaning given to such term in the Certificate.

         "Trident" shall mean Trident II, L.P., Marsh & McLennan Capital Professionals Fund, L.P., and Marsh & McLennan Employee's Securities Company, L.P., collectively, with each individually a "Trident Purchaser."

         8. The parties agree that (a) effective as of the Closing, the only Class A Warrants outstanding will be held by The Trident Partnership, L.P. and Taracay Investors and the only Class B Warrants outstanding will be held by Robert Clements (or members of his family or trusts established for his or his family's benefit) and (b) there is no adjustment under section 3.1 of the Class A Warrants of the Company or under section 4.1 of the Class B Warrants of the Company in connection with the grants set forth on Schedule 5 hereto, or the issuance of the Preference Shares, the Warrants, or the Common Shares issuable upon conversion or exercise thereof, under the Subscription Agreement or the Management Subscription Agreements.

         9. The definition of Non-Core Assets is amended to add a clause (f):
"(f) all commitments to Innovative Coverage Concepts LLC."

         10. The Company shall, as promptly as practicable, adopt a policy and establish procedures designed to ensure that the Company and its subsidiaries shall not act in violation of the Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. Section 78dd-1, et seq.), as if it were applicable to the Company.

         11. Upon execution hereof, each of Trident, GE and Farallon shall become "Purchasers" under the Subscription Agreement, with such rights and obligations as may be set forth therein, subject in each case to the terms of the GE Assignment Agreement, the Trident Assignment Agreement or the Farallon Assignment Agreement, as may be applicable.

AMENDMENTS TO EXHIBITS TO SUBSCRIPTION AGREEMENT

         12. The form of Certificate attached as Exhibit I to the Subscription Agreement will be replaced by the form attached hereto.

         13. The form of Warrant attached as Exhibit II to the Subscription Agreement will be replaced by the form attached hereto.

         14. The form of Bye-law amendment attached as Exhibit III to the Subscription Agreement will be replaced by the form attached hereto.

         15. The form of Shareholders Agreement attached as Exhibit IV to the Subscription Agreement will be replaced by the form attached hereto.

DISCLOSURE SCHEDULE

Item 5 of the Disclosure Schedule to the Agreement is replaced with Schedule 5 hereto.

ACKNOWLEDGEMENTS BY ASSIGNEES

         16. Trident acknowledges that from and after the Closing, references to "Warburg" and "H&F" in the Trident Assignment Agreement shall mean Warburg and H&F as defined herein, in lieu of the Original Warburg Signatories and the Original H&F Signatory, respectively.

         17. GE acknowledges that from and after the Closing, references to "Warburg" and "H&F" in the GE Assignment Agreement shall mean Warburg and H&F as defined herein, in lieu of the Original Warburg Signatories and the Original H&F Signatory, respectively.

         18. Farallon acknowledges that from and after the Closing, references to "Warburg" and "H&F" in the Farallon Assignment Agreement shall mean Warburg and H&F as defined herein, in lieu of the Original Warburg Signatories and the Original H&F Signatory, respectively.

         19. The Management Purchasers acknowledge that from and after the Closing, references to "Warburg" and "H&F" in the Management Subscription Agreement shall mean Warburg and H&F as defined herein, in lieu of the Original Warburg Signatories and the Original H&F Signatories, respectively.

MISCELLANEOUS

         20. The validity and effects of this Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

         21. This Amendment may be executed in any number of counterparts, each of which shall be considered an original and all of which together shall be deemed to be one and the same instrument.

                            [Signature pages follow]

                  IN WITNESS WHEREOF, each Party has executed this Amendment as of the date first above-written.



                            WARBURG PINCUS PRIVATE
                            EQUITY VIII, L.P.,
                            WARBURG PINCUS INTERNATIONAL
                            PARTNERS, L.P.,
                            WARBURG PINCUS NETHERLANDS
                            INTERNATIONAL PARTNERS I, C.V.
                            WARBURG PINCUS NETHERLANDS
                            INTERNATIONAL PARTNERS II, C.V.
                            By:  Warburg, Pincus & Co.,
                                  its General Partner

                                   By:   /s/ Kewsong Lee
                                         -----------------------------------
                                         Name:  Kewsong Lee
                                         Title:    Partner


                            WARBURG PINCUS (BERMUDA) PRIVATE EQUITY VIII, L.P.
                            By:  Warburg Pincus (Bermuda)
                                   Private Equity Ltd.,
                                   its General Partner,

                                   By:   /s/ Kewsong Lee
                                         -----------------------------------
                                         Name:  Kewsong Lee
                                         Title:    Partner

                              WARBURG PINCUS (BERMUDA)
                              INTERNATIONAL PARTNERS, L.P.


                        By:  Warburg Pincus (Bermuda)
                              International Ltd.,
                              its General Partner,

                              By:   /s/ Kewsong Lee
                                    -----------------------------------
                                    Name:  Kewsong Lee
                                    Title:    Partner


                       HFCP IV (BERMUDA), L.P.,
                       By:  H&F Investors IV (Bermuda), L.P.
                             By: H&F Corporate Investors IV (Bermuda) Ltd. its General Partner,

                                  By:    /s/ David R. Tunnell
                                         ------------------------------
                                         Name:  David R. Tunnell
                                         Title:    Authorized Signatory


                       H&F INTERNATIONAL PARTNERS
                            IV-A (BERMUDA), L.P.
                       By:  H&F Investors IV (Bermuda), L.P.,
                             its General Partner,

                            By:  H&F Corporate Investors IV (Bermuda)
                                 Ltd., its General Partner

                                  By:    /s/ David R. Tunnell
                                         ------------------------------
                                         Name:  David R. Tunnell
                                         Title:    Authorized Signatory

                        H&F INTERNATIONAL PARTNERS
                        IV-B (BERMUDA), L.P.


                        By:  H&F Investors IV (Bermuda), L.P.,
                              its General Partner,

                             By:  H&F Corporate Investors IV (Bermuda)
                                  Ltd., its General Partner

                                   By:    /s/ David R. Tunnell
                                          ----------------------------------
                                          Name:  David R. Tunnell
                                          Title:    Authorized Signatory


                        H&F EXECUTIVE FUND IV
                             (BERMUDA), L.P.
                        By:  H&F Investors IV (Bermuda), L.P.,
                              its General Partner,

                              By:  H&F Corporate Investors IV
                                  (Bermuda) Ltd., its General Partner

                                   By:    /s/ David R. Tunnell
                                          ----------------------------------
                                          Name:  David R. Tunnell
                                          Title:    Authorized Signatory

                       FARALLON CAPITAL PARTNERS, L.P.
                       By:  Farallon Partners, L.L.C.,
                             its General Partner

                                By: /s/ Monica R. Landry
                                    -----------------------------------
                                  Name:  Monica R. Landry
                                  Title:    Managing Member
                       Notice Information for Farallon Capital
                       Partners, L.P.:

                       c/o Farallon Capital Management, L.L.C.
                       One Maritime Plaza
                       Suite 1325
                       San Francisco, CA  94111
                       Attention:  Mark Wehrly and
                            Sarah Aitcheson
                       Telephone:  (415) 421-2132
                       Facsimile:  (415) 421-2133

                       FARALLON CAPITAL INSTITUTIONAL
                       PARTNERS II, L.P.
                       By:  Farallon Partners, L.L.C.,
                             its General Partner

                                By: /s/ Monica R. Landry
                                    ---------------------------------
                                   Name:  Monica R. Landry
                                   Title:    Managing Member
                       Notice Information for Farallon Capital
                       Institutional Partners II, L.P.:

                       c/o Farallon Capital Management, L.L.C.
                       One Maritime Plaza
                       Suite 1325
                       San Francisco, CA  94111
                       Attention:  Mark Wehrly and
                                Sarah Aitcheson
                       Telephone:  (415) 421-2132
                       Facsimile:  (415) 421-2133

                       FARALLON CAPITAL INSTITUTIONAL
                       PARTNERS III, L.P.
                       By:  Farallon Partners, L.L.C.,
                             its General Partner

                                By: /s/ Monica R. Landry
                                    ---------------------------------
                                  Name:  Monica R. Landry
                                  Title:    Managing Member
                       Notice Information for Farallon Capital
                       Institutional Partners III, L.P.:

                       c/o Farallon Capital Management, L.L.C.
                       One Maritime Plaza
                       Suite 1325
                       San Francisco, CA  94111
                       Attention:  Mark Wehrly and
                                Sarah Aitcheson
                       Telephone:  (415) 421-2132
                       Facsimile:  (415) 421-2133

                       RR CAPITAL PARTNERS, L.P.
                       By:  Farallon Partners, L.L.C.,
                             its General Partner

                                By: /s/ Monica R. Landry
                                    -------------------------------------
                                   Name:  Monica R. Landry
                                   Title:    Managing Member
                       Notice Information for RR Capital
                       Partners, L.P.:


                       c/o Farallon Capital Management, L.L.C.
                       One Maritime Plaza
                       Suite 1325
                       San Francisco, CA  94111
                       Attention:  Mark Wehrly and
                            Sarah Aitcheson
                       Telephone:  (415) 421-2132
                       Facsimile:  (415) 421-2133

                        TRIDENT II, L.P.


                        By:  MMC Capital, Inc.,
                              as Manager

                               By:   /s/ David J. Wermuth
                                     -----------------------------------
                                     Name:  David J. Wermuth
                                     Title:    Principal

                        Notice Information for Trident II, L.P.:

                        1166 Avenue of the Americas
                        New York, New York
                        Attention:  Mark Dallara
                        Facsimile:  (212) 345-5627

                        and

                        c/o Marsh & McLennan Capital, Inc.
                        20 Horseneck Lane
                        Greenwich, CT  06830
                        Attention:  David Wermuth
                        Facsimile:  (203) 862-2925

                         MARSH & MCLENNAN CAPITAL
                         PROFESSIONALS FUND, L.P.
                         By:  MMC Capital, Inc.,
                               as Manager

                                 By: /s/ David J. Wermuth
                                     ---------------------------------
                                    Name:  David J. Wermuth
                                    Title:    Principal
                         Notice Information for Marsh & McLennan
                         Capital Professionals Fund, L.P.:

                         1166 Avenue of the Americas
                         New York, New York
                         Attention:  Mark Dallara
                         Facsimile:  (212) 345-5627

                         and

                         c/o Marsh & McLennan Capital, Inc.
                         20 Horseneck Lane
                         Greenwich, CT  06830
                         Attention:  David Wermuth
                         Facsimile:  (203) 862-2925

                         MARSH & MCLENNAN EMPLOYEES'
                              SECURITIES COMPANY, L.P.
                         By:  MMC Capital, Inc.,
                               as Manager

                               By:  /s/ David J. Wermuth
                                    -----------------------------------
                                    Name:  David J. Wermuth
                                    Title:    Principal
                         Notice Information for Marsh & McLennan
                         Employees' Securities Company, L.P.:

                         1166 Avenue of the Americas
                         New York, New York
                         Attention:  Mark Dallara
                         Facsimile:  (212) 345-5627

                         and

                         c/o Marsh & McLennan Capital, Inc.
                         20 Horseneck Lane
                         Greenwich, CT  06830
                         Attention:  David Wermuth
                         Facsimile:  (203) 862-2925

                          INSURANCE PRIVATE EQUITY
                          INVESTORS, L.L.C.
                          By:  GE Asset Management Incorporated,
                                its Manager,

                                   By: /s/ Patrick McNeela
                                       ------------------------------------
                                     Name:  Patrick McNeela
                                     Title:    Vice President
                          Notice Information for Insurance Private
                          Equity Investors, L.L.C.:

                          c/o GE Asset Management Incorporated
                          3003 Summer Street
                          Stamford, CT  06905
                          Attention:  Michael M. Pastore, Esq.

                          ORBITAL HOLDINGS, LTD.
                          By:   /s/ Lorraine Hliboki
                                -------------------------------------
                                Name:  Lorraine Hliboki
                                Title:    Attorney-in-fact
                          Notice Information for Orbital
                          Holdings, Ltd.:

                          c/o GE Capital
                          120 Longridge Rd.
                          Stamford, CT  06927

                           SOUNDVIEW PARTNERS LP
                           By:  Robert Clements,
                                 its General Partner

                                    By: /s/ Robert Clements
                                        --------------------------------
                                      Name:  Robert Clements
                                      Title:    General Partner

                            OTTER CAPITAL LLC
                            By:  John Pasquesi,
                                  its Managing Member

                                     By: /s/ John Pasquesi
                                         -------------------------------
                                       Name:  John Pasquesi
                                       Title:    Managing Member

                            PETER A. APPEL
                            By:   /s/ Peter A. Appel
                                  -------------------------------
                                  Name:  Peter A. Appel

                            PAUL B. INGREY
                            By:   /s/ Paul B. Ingrey
                                  -------------------------------
                                  Name:  Paul B. Ingrey

                            DWIGHT R. EVANS
                            By:   /s/ Dwight R. Evans
                                  -------------------------------
                                  Name:  Dwight R. Evans

                            MARC GRANDISSON
                            By:   /s/ Marc Grandisson
                                  -------------------------------
                                  Name:  Marc Grandisson

                            For purposes of Section A.8. only:

                            TARACAY INVESTORS

                            By:  Robert Clements,
                                    Managing Partner

                                  By: /s/ Robert Clements
                                      ---------------------------------
                                       Name:  Robert Clements


                            For purposes of Section A.8. only:

                            THE TRIDENT PARTNERSHIP, L.P.

                            By:  Trident Corp.,
                                    its General Partner

                                  By: /s/ Martine Purssell
                                      ---------------------------------
                                       Name:  Martine Purssell
                                       Title:    Assistant Secretary

Accepted and agreed to as of the date first above-written.

ARCH CAPITAL GROUP LTD.


By: /s/ Peter A. Appel
    ----------------------------
     Name: Peter A. Appel
     Title:  President and Chief Executive Officer

                                   SCHEDULE 1

Warburg Pincus (Bermuda) Private
         Equity VIII, L.P.

Warburg Pincus (Bermuda) International
         Partners, L.P.

                                   SCHEDULE 2

H & F International Partners IV - A
         (Bermuda), L.P.

H & F International Partners IV -B
         (Bermuda), L.P.

H & F Executive Fund IV (Bermuda),
         L.P.